                                   EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY

    The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly-owned, directly or indirectly, by the Company and does business under its corporate name.

Anpak Limited                                   England
Creative Packaging Corporation*                 Japan
Cryovac AG                                      Switzerland
Cryovac AS                                      Norway
Cryovac Australia Pty. Ltd.                     Australia
Cryovac Belgium N.V.                            Belgium
Cryovac Brazil Ltda.                            Brazil
Cryovac B.V.                                    Netherlands
Cryovac Chile Holdings, LLC.                    Delaware
Cryovac Chile Industrial Ltda.                  Chile
Cryovac China Holdings I, Inc.                  China
Cryovac Embalagens Ltda.                        Brazil
Cryovac Far East Holdings, LLC.                 Delaware
Cryovac (Gaoming) Co., Ltd.**                   China
Cryovac Holdings, LLC                           Delaware
Cryovac Holdings, S.A. de C.V.                  Mexico
Cryovac, Inc.                                   Delaware
Cryovac India Private Limited                   India
Cryovac International Holdings, Inc.            Delaware
Cryovac Japan K.K.                              Japan
Cryovac Korea Inc.                              Korea
Cryovac (Malaysia) Sdn Bhd                      Malaysia
Cryovac Multiflex GmbH                          Germany
Cryovac Oy                                      Finland
Cryovac Packaging Portugal Embalagens,          Portugal
  Lda.
Cryovac (Philippines) Inc.                      Philippines
Cryovac Poland Holdings, Inc.                   Delaware
Cryovac Poland Sp. z.o.o.                       Poland
Cryovac Rigid Packaging Pty. Ltd.               Australia
Cryovac (Singapore) Pte. Ltd.                   Singapore
Cryovac S.p.A.                                  Italy
Cryovac Sweden AB                               Sweden
Cryovac Systems Hong Kong Limited               Hong Kong
Cryovac (Thailand) Limited                      Thailand
Cryovac Verpackungen GmbH                       Germany
Limited Liability Company "Sealed Air"          Russia
Omni Supply Inc.**                              North Carolina
PolyMask Corporation*                           Delaware
Polypride, Inc.                                 Delaware
Producembal-Producao de Embalagens, Lda.        Portugal
Sealed Air Africa (Pty) Limited                 South Africa
Sealed Air Argentina S.A.                       Argentina
Sealed Air Australia Pty. Limited               Queensland, Australia
Sealed Air Brasil Ltda.                         Brazil
Sealed Air B.V.                                 Netherlands
Sealed Air (Canada) Inc.                        Canada
Sealed Air Central America, S.A.                Guatemala

Sealed Air Colombia Ltda.                       Colombia
Sealed Air Corporation (US)                     Delaware
Sealed Air Denmark A/S                          Denmark
Sealed Air Embalagens Ltda.**                   Brazil
Sealed Air Finance B.V.                         Netherlands
Sealed Air Finance II B.V.                      Netherlands
Sealed Air (Gaoming) Packaging Co., Ltd.        China
Sealed Air GmbH                                 Germany
Sealed Air Hellas S.A.                          Greece
Sealed Air Holdings (New Zealand) Limited       New Zealand
Sealed Air (Hong Kong) Limited                  Hong Kong
Sealed Air Hungary Ltd.                         Hungary
Sealed Air International LLC                    England
Sealed Air (Israel) Ltd.***                     Israel
Sealed Air Japan Limited                        Nevada
Sealed Air (Korea) Limited                      Korea
Sealed Air Limited                              England
Sealed Air Limited                              Ireland
Sealed Air LLC                                  Delaware
Sealed Air (Malaysia) Sdn. Bhd.                 Malaysia
Sealed Air de Mexico, S.A. de C.V.              Mexico
Sealed Air Norge AS                             Norway
Sealed Air N.V.                                 Belgium
Sealed Air (NZ) Limited                         New Zealand
Sealed Air Oy                                   Finland
Sealed Air Packaging Holdings (Israel)          Israel
  Ltd.
Sealed Air Packaging S.A.**                     France
Sealed Air Packaging, S.A.                      Spain
Sealed Air Packaging (Shanghai) Co., Ltd.       China
Sealed Air Peru S.R.L.                          Peru
Sealed Air S.L.                                 Spain
Sealed Air (Philippines) Inc.                   Philippines
Sealed Air Polska Sp. z.o.o.                    Poland
Sealed Air S.A.                                 France
Sealed Air (Singapore) Pte. Limited             Singapore
Sealed Air Packaging S.p.A.                     Italy
Sealed Air s.r.o                                Czech Republic
Sealed Air Svenska AB                           Sweden
Sealed Air Taiwan Limited                       Taiwan
Sealed Air Thailand Limited                     Thailand
Sealed Air Trucking, Inc.                       Delaware
Sealed Air Uruguay S.A.                         Uruguay
Sealed Air de Venezuela, S.A.                   Venezuela
Soinpar Industrial Ltda.                        Brazil
Tart spol s.r.o.***                             Czech Republic
ZAO Sealed Air Kaustik**                        Russia

------------------------

*   The Company directly or indirectly owns 50% of the outstanding shares.

** The Company directly or indirectly owns a majority of the outstanding shares.

*** The Company directly or indirectly owns less than 50% of the outstanding shares.

    Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1999.